UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): August 31, 1999



                         Commission File Number 0-20905


                     UNITED PAYORS & UNITED PROVIDERS, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                            51-0374698
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                            Identification Number)


         2275 Research Boulevard, 6th Floor, Rockville, Maryland 20850
               (Address of principal executive offices, Zip Code)

                                 (301) 548-1000
                (Registrant's phone number, including area code)



                                 Not Applicable
                       ----------------------------------
              (Former name, former address and former fiscal year,
                          if changed since last report)

     The Form 8-K filed by the Registrant on September 15, 1999 is hereby amended to include the information requested to be disclosed under Item 7 of the Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     The following financial statements, pro forma financial information and exhibits are filed as part of this report.

(a)  Financial Statements of the Business Acquired.

     (1) Quantum Financial Holdings, Inc. Consolidated Balance Sheets as of December 31, 1998 and 1997.

     (2) Quantum Financial Holdings, Inc. Consolidated Statements of Operations for the Years Ended December 31, 1998, 1997 and 1996.

     (3)  Quantum   Financial   Holdings,   Inc.   Consolidated   Statements  of
          Stockholders' Equity for the Years Ended December 31, 1998, 1997 and 1996.

     (4) Quantum Financial Holdings, Inc. Consolidated Statements of Cash Flows for the Years Ended December 31, 1998, 1997 and 1996.

     (5)  Notes to Financial Statements.

     (6)  Report of Independent Auditors.

     (7) Quantum Financial Holdings, Inc. Unaudited June 30, 1999 Consolidated Balance Sheet.

     (8) Quantum Financial Holdings, Inc. Unaudited Consolidated Statements of Operations for the Six Months Ended June 30, 1999 and 1998.

     (9) Quantum Financial Holdings, Inc. Unaudited Consolidated Statements of Cash Flows for the Six Months Ended June 30, 1999 and 1998.

     (10) Notes  to  the  Unaudited   June  30,  1999   Consolidated   Financial
          Statements.

(b)  Pro Forma Consolidated Financial Information

     (1)  Introduction.

     (2)  Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 1999.

     (3) Unaudited Pro Forma Consolidated Statements of Operations for the Six Months Ended June 30, 1999.

     (4) Unaudited Pro Forma Consolidated Statements of Operations for the Year Ended December 31, 1998.

     (5)  Notes to Unaudited Pro Forma Consolidated Financial Statements.

(c)  Exhibits.

         Exhibit No.                  Description
         -----------                  -----------

             10.16 Agreement and Plan Reorganization by and between Quantum Financial Holdings, Inc. and United Payors & United Providers, Inc. dated as of October 16, 1998. (1)

             10.17 First Amendment to Agreement and Plan of Reorganization by and between Quantum Financial Holdings, Inc. and United Payors & United Providers, Inc. dated as of June 23, 1999. (1)

             23.1 Consent of Independent Accountants (filed herewith)

(1) Incorporated herein by reference into this document from the Exhibits to the Form 8-K dated September 15, 1999.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      UNITED PAYORS & UNITED PROVIDERS, INC.


Date: November 10, 1999               By: /s/   EDUARDO V. FEITO
                                         -------------------------------------
                                         Eduardo V. Feito
                                         Controller and Chief Accounting Officer

(a)  Financial Statements of the Business Acquired

                 QUANTUM FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1998 AND 1997


                 ASSETS                                1998            1997
                                                     -------         -------

Cash and due from banks                            $ 1,675,733   $   710,403
Federal funds sold                                   2,564,516       552,545
                                                   -----------   -----------
Total cash and cash equivalents (Notes 1 and 9)      4,240,249     1,262,948

Investment securities held to maturity (Notes 1,
2 and 9)                                               982,373     1,101,325
Accrued interest receivable (Notes 3 and 9)            182,177       173,722
Secondary market funding receivable (Notes 1 and 9)  1,303,792     1,349,339
Loans receivable, net (Notes 1, 4, 8, 9 and 10)     19,010,528    18,920,839
Residential real estate owned (Note 1)               1,291,404     1,590,525
Commercial real estate owned (Notes 1 and 5)           121,891     1,339,514
Federal Home Loan Bank stock (Note 9)                  169,100       169,100
Premises and equipment, net (Notes 1 and 6)            355,376       391,215
Other assets (Notes 1 and 17)                          400,759       564,041
                                                   -----------   -----------

Total assets                                       $28,057,649   $26,862,568
                                                   ===========   ===========

                   LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
-----------
  Savings and NOW deposits                         $ 6,430,445   $ 6,626,849
  Other time deposits                               18,670,882    17,025,051
                                                   -----------   -----------
Total deposits (Notes 7 and 9)                      25,101,327    23,651,900
  Federal Home Loan Bank advances (Notes 8 and 9)    1,250,000     1,250,000
  Accrued expenses                                      71,948        86,488
  Other liabilities                                     58,949        25,311
  Other borrowed money (Notes 8 and 9)                      --         9,000
                                                    -----------   -----------
Total liabilities                                   26,482,224    25,022,699

Commitments and contingencies  (Notes 18, 21 and
  22)
Stockholders' equity (Notes 1, 11, 12, 13 and 19)
--------------------
  Common stock, par value $.01 per share; 5,000,000
    shares authorized, 106,924 shares
    issued and outstanding                               1,069         1,069
  Additional paid-in capital                           700,205       700,205
  Retained earnings (Note 13)                          892,511     1,165,955
                                                   ------------    ----------
                                                     1,593,785     1,867,229
  Deferred compensation (Note 11)                      (18,360)      (27,360)
                                                   ------------    ----------

Total stockholders' equity                           1,575,425     1,839,869
                                                   ------------    ----------

Total liabilities and stockholders' equity        $ 28,057,649   $26,862,568
                                                   ============   ===========

 The accompanying notes to financial statements are an integral part of these statements.

                 QUANTUM FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                        DECEMBER 31, 1998, 1997 AND 1996


                                               1998         1997        1996
                                             --------     --------    --------
Interest Income
---------------
  Interest and fees on loans
  (Notes 1 and 4)                           $1,704,245  $1,818,210  $2,006,454
  Interest on investment securities            226,088     118,079     106,921
  Interest on federal funds sold                85,109      26,876      79,512
                                            ----------   ----------  ----------
Total interest income                        2,015,442   1,963,165   2,192,887

Interest Expense
----------------
  Interest on deposits                       1,246,509   1,223,415   1,384,193
  Other interest expense                        70,466      50,876      14,772
                                             ---------   ---------   ---------
Total interest expense                       1,316,975   1,274,291   1,398,965

Net interest income                            698,467     688,874     793,922
Provision for loan losses                      252,212      41,675     143,674
                                             ---------   ---------   ---------
Net interest income after provision
  for loan losses                              446,255      647,199    650,248

Other Income
------------
  Fees on loans originated for others, net of
    related commissions and payroll taxes
    (Notes 1 and 14)                           495,325      245,941    115,179
  Other operating income (Notes 5 and 15)      136,942      374,556    272,559
                                             ---------   ----------  ---------
Total other income                             632,267      620,497    387,738

General and Administrative Expenses
-----------------------------------
  Salaries, benefits and payroll taxes         592,697      461,208    533,014
  Other operating expenses (Note 16)           714,439      783,808    936,692
                                             ---------   ----------  ----------
Total general and administrative expenses    1,307,136    1,245,016  1,469,706
                                             ---------   ----------  ----------

Income (loss) before income taxes             (228,614)      22,680   (431,720)
Income tax expense (benefit)
  (Notes 1 and 17)                              44,830        4,290    (65,472)
                                             ---------   ----------  ----------

Net income (loss)                           $ (273,444) $    18,390 $ (366,248)
                                            ==========  =========== ==========

Basic and diluted earnings (loss) per
   share (Note 1)                               $(2.56)       $0.17     $(3.43)
                                                 ======       =====      ======

Weighted avg. number of shares
   outstanding                                 106,924       106,924   106,924
                                               =======       =======   =======

  The accompanying notes to financial statements are an integral part of these statements

                 QUANTUM FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1997 AND 1996


                                 Common Stock
                               -----------------
                                                     Additional
                                                      Paid-in      Retained    Deferred
                              Shares     Par Value    Capital      Earnings   Compensation
                              ------     ---------   ----------   ----------  ------------

Balance, January 1, 1996      106,924   $    1,069   $  700,205   $1,513,813   $  (27,000)
  Amortization of deferred
   compensation (Note 11)           -            -            -            -        9,000
  Net loss                          -            -            -     (366,248)           -
                              -------   ----------   ----------   -----------  -----------

Balance, December 31, 1996    106,924        1,069      700,205    1,147,565      (18,000)
  Amortization of deferred
   compensation (Note 11)           -            -            -            -        9,000
  Net income                        -            -            -       18,390            -
  Purchase of shares for the
   ESOP (Note 11)                   -            -            -            -      (18,360)
                              -------   ----------   ----------   ----------   -----------

Balance, December 31, 1997    106,924        1,069      700,205    1,165,955      (27,360)
  Amortization of deferred
   compensation (Note 11)           -            -            -            -        9,000
  Net loss                          -            -            -     (273,444)           -
  Purchase of shares for the
   ESOP (Note 11)                   -            -            -            -            -
                              -------   ----------   ----------   ----------   -----------

Balance, December 31, 1998    106,924        $ 1,069    $700,205  $  892,511   $  (18,360)
                              =======   ============ ===========  ==========   ===========


   The accompanying notes are an integral part of these financial statements

                 QUANTUM FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                               1998          1997       1996
                                           -----------   ---------   ---------
Cash Flows From Operating Activities
------------------------------------
  Net income (loss)                         $(273,444)   $  18,390   $(366,248)
Adjustments to reconcile net income
 (loss) to net cash provided by (used
  in) operating activities:
------------------------------------
  Provision for loan losses                   252,212       41,675     143,674
  Loan fees deferred, net of costs             79,349       16,129      22,706
  Amortization of deferred loan fees          (95,912)     (74,145)    (60,994)
  Depreciation                                 78,947       60,115      58,535
  Decrease (increase) in accrued interest
    receivable                                 (8,455)     104,418     (28,613)
  Origination of loans sold on secondary
    market                                (20,438,649)  (9,635,030) (4,379,883)
  Proceeds from sale of loans on the
    secondary market                       20,484,196    8,808,454   4,382,851
  (Gain) loss on sale of real estate
    owned                                      60,742       41,364     (31,095)
  Decrease (increase) in deferred income
    tax assets                                 42,650        3,450      21,308
  (Increase) decrease in other assets         120,632      157,944     (17,186)
  Increase (decrease) in accrued expenses
    and other liabilities                      19,098      (41,238)    (68,895)
  Amortization of deferred compensation         9,000        9,000       9,000
  Loss on employee advances                         -            -      24,081
                                          -----------    ---------   ---------
  Net cash provided by (used in)
    operating activities                      330,366     (489,474)   (290,759)

Cash Flows From Investing Activities
------------------------------------
  Proceeds from maturing investment
    securities                                515,952      431,000     266,000
  Purchases of investment securities         (397,000     (612,138    (618,262)
  Purchases of FHLB stock                          -             -      (4,100)
  Decrease (increase) in loans, net          (492,205)   1,537,433   1,296,963
  Purchase of premises and equipment          (36,108)     (21,331)    (81,688)
  Proceeds from sale of real estate owned   1,671,298        9,504      64,419
  Investment in foreclosed real estate        (55,429)     (61,076)    (73,316)
                                           -----------   ----------  ----------
Net cash provided by (used in)
investing activities                       1,206,508     1,283,392     850,016

Cash Flows From Financing Activities
------------------------------------
  Increase (decrease) in deposits, net     1,449,427    (1,237,730)    342,922
  Repayment of FHLB advances                       -             -  (1,550,000)
  Advances from FHLB                               -       800,000           -
  Debt repayment                              (9,000)       (9,000)     (9,000)
                                           ----------    ----------  ----------
Net cash provided by (used in)
    financing activities                   1,440,427      (446,730) (1,216,078)
                                           ---------     ---------- -----------
Increase (decrease) in cash and
    cash equivalents                       2,977,301       347,188    (656,821)
Cash and cash equivalents,
    beginning of year                      1,262,948       915,760   1,572,581
                                           ---------     ---------   ---------
Cash and cash equivalents,
    end of year                           $4,240,249    $1,262,948  $  915,760
                                          ==========    ==========  ==========

Supplemental Disclosures
------------------------
Cash paid during the year for:
  Interest                                $1,311,653    $1,276,377  $1,407,484
  Income taxes, net of refund                (75,316)     (215,975)         30
Foreclosure on real estate                   198,195        26,080      99,278

  The accompanying notes to financial statements are an integral part of these statements.

                 QUANTUM FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1998


NOTE 1 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accompanying consolidated financial statements include the accounts of Quantum Financial Holdings, Inc., and its wholly owned subsidiary (together "the Company"), Baltimore American Savings Bank, FSB ("the Bank"). All material intercompany amounts have been eliminated.

    Quantum Financial Holdings, Inc. and subsidiary follow generally accepted accounting principles and reporting practices applicable to the savings and loan industry. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CURRENT OPERATING ENVIRONMENT

    The Bank obtains deposits from the surrounding community and makes loans, primarily secured by real estate. The Bank has been adversely affected by the decline in certain areas of the Baltimore/Washington regional economy. As a result, nonperforming assets were 14.15% and 16.29% as of December 31, 1998 and 1997, respectively. Such economic conditions will continue to place pressure on the Bank's earnings ability, traditional funding sources, capital adequacy, liquidity, levels of nonperforming assets and overall adequacy of the allowance for loan losses.

    In the opinion of management, the allowance for loan losses as of December 31, 1998 and 1997 is adequate. However, substantial risk and loss potential continues to exist in the loan portfolio, primarily because of continued poor economic conditions and a concentration of residential mortgage loans secured by property located in declining neighborhoods in Baltimore City. Consequently, high levels of nonperforming assets may continue in the foreseeable future. These conditions in the loan portfolio have caused the Bank to foreclose on a number of properties and have created significant nonperforming assets. As a result of this, management has spent significant effort to minimize its losses on these assets. Present management has expertise in the construction business, and can perform improvements and get the properties in rental condition inexpensively. Present management has also been successful in obtaining tenants to rent some of these properties, with the rental income reducing the principal balance on the debt until the Bank can find a buyer for the property. There is no assurance that management will be able to continue this course of action with its foreclosed properties, that management's philosophy of handling these assets will not change, or that with a turnover of management, the new management will have the skills necessary to continue this course of action. If any of the above events should occur, additional loan loss reserves, or write-down of real estate owned may be required, and the additional amounts may be significant. As long as the level of nonperforming loans remains high, the results of operations of the Bank will continue to be adversely affected.

INTEREST RATE RISK

    Net interest income is the foundation of the Bank's earnings, representing the difference between total interest and fees earned on all loans, investments and other interest earning assets, and the total interest paid on deposits and borrowings. As of December 31, 1998, the Bank had 23.55% of its outstanding loans which matured in one year or were variable rate loans which would reprice within one year. Also, as of December 31, 1998, 26.06% of its deposits had fixed rates which mature in greater than one year. As part of the Bank's management of interest rate risk, it balances its variable rate deposits and loans with its fixed rate loans and deposits.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include amounts due from depository institutions, interest bearing deposits in other banks with original maturities of less than three months and federal funds sold.

INVESTMENT SECURITIES

     The Bank carries investment securities in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS No. 115"). SFAS No. 115 requires institutions to classify and account for debt and equity securities in one of three categories, as follows: 1) debt securities that an institution has the positive intent and ability to hold to maturity are classified as held-to-maturity and reported at amortized cost; 2) debt and equity securities that are purchased and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with unrealized gains and losses included in earnings; and 3) debt and equity securities not classified as either held-to-maturity or trading securities are classified as available-for-sale and reported at fair value, with unrealized gains and losses excluded from earnings and reported as a net amount in a separate component of stockholders' equity, net of the related income tax effect. As of December 31, 1998 and 1997, all investment securities held by the Bank were classified as held-to-maturity and recorded at amortized cost. Gains or losses on disposition are based on the net proceeds and the adjusted carrying amount of the securities sold, using the specific identification method.

LOANS AND ALLOWANCE FOR LOAN LOSSES

    Loans are stated at the amount of unpaid principal, reduced by an allowance for loan losses and deferred loan fees. Interest on loans is calculated by using the simple interest method on daily balances of the principal amount outstanding. The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the principal is uncollectible. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, portfolio quality, review of specific problem loans and current economic conditions that may affect the borrower's ability to pay. The allowance for loan losses is based on estimates, and ultimate losses may vary from the current estimates. These estimates are reviewed periodically, and as adjustments become necessary, they are reported in the periods in which they become known. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that the interest is uncollectible.

    The Bank has adopted Statement of Financial Accounting Standards (SFAS) No. 114, "Accounting by Creditors for Impairment of a Loan," and SFAS No. 118, "Accounting by Creditors for Impairment of a Loan -- Income Recognition and Disclosure," (see Note 4). The Bank evaluates loans to determine if impaired.
SFAS No. 114 requires that certain impaired loans be measured based on the present value of expected future cash flows discounted at the loan's original effective interest rate. As a practical expedient, impairment may be measured based on the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. When the measure of the impaired loan is less than the recorded investment in the loan, the impairment is recorded through a valuation allowance.

    In the ordinary course of business, the Bank has entered into off-balance sheet financial instruments consisting of commitments to extend credit, commitments under lines of credit and stand-by letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

SECONDARY MARKET FUNDING RECEIVABLE

    Secondary Market Funding Receivable consists of residential mortgage loans originated for the secondary market, under previously arranged purchase agreements. As of December 31, 1998 and 1997, secondary market receivables are carried at the lower of cost or market value. The pre-established purchase prices are at least equal to cost. Secondary market funding receivables are typically collected within thirty (30) days of closing.

REAL ESTATE OWNED

    Real estate owned includes real estate on which the Bank has completed foreclosure proceedings. All foreclosed assets are held for sale. The Bank actively tries to dispose of the real estate held for sale, and expects to dispose of the property as soon as possible.

    Foreclosed assets held for sale are carried at the lower of cost or fair value less estimated selling costs. Cost is defined as the fair value of the assets foreclosed at the time of foreclosure, plus costs incurred subsequent to foreclosure, which are required to bring the property to its most marketable condition. During the holding period, management generally operates foreclosed property as rental properties. Valuations are periodically performed by management with the adjustment to the carrying value being charged to earnings in the period of the adjustment. Foreclosed assets are usually not depreciated.

FEDERAL HOME LOAN BANK STOCK

     Federal Home Loan Bank (FHLB) stock consists of the Bank's required investment in FHLB common stock under the terms of its charter. The stock is carried at cost, which approximates market.

LOAN AND FEE INCOME

    Interest on loans is accrued and credited to income based upon the principal outstanding. Loan fees, net of direct and incremental origination costs, are deferred over the life of the related loans and amortized using the effective interest rate method.

DEPRECIATION

    Bank  premises  and   equipment   are  stated  at  cost  less   accumulated
depreciation computed using the straight-line method over the estimated useful lives of the assets. Building and improvements are depreciated over 19-40 years. Furniture and equipment are depreciated over 3-7 years.

INCOME TAXES

    Deferred income taxes are provided for income and expense items recognized in different periods for financial reporting purposes than for purposes of computing current income taxes payable. These temporary differences relate primarily to the provision for loan losses, deferred loan fees, depreciation and net operating loss carryforwards.

    Deferred income tax assets and liabilities are adjusted annually to reflect the effect, at current statutory tax rates, of the differences in income and expense recognition for book and tax purposes.

EARNINGS (LOSS) PER SHARE

    Earnings (loss) per share are based upon the weighted average number of common shares outstanding during the periods. Options to purchase shares of common stock were outstanding during the periods presented, but were not considered to be dilutive securities because the options' exercise price was greater than the average fair value price of the common shares.

NOTE 2 -      INVESTMENT SECURITIES HELD TO MATURITY

    As of December 31, 1998 and 1997, investment securities held to maturity consisted of:


                                                      1998
                                      -------------------------------------
                                                 Gross       Gross
                                    Amortized  Unrealized Unrealized     Fair
                                      Cost       Gains      Losses      Value
                                   ----------  ---------- ----------  ---------
Interest bearing deposits
    in other banks                 $591,000   $     --   $   --     $   591,000
Corporate debt obligations           75,051      1,288       --          76,176
U.S. Government obligations         316,322      3,194       --         319,516
                                   --------   --------   --------   -----------
                                   $982,373   $  4,482   $   --     $   986,692
                                 ==========   ========   ========   ===========




                                                      1997
                                       -----------------------------------
                                                 Gross       Gross
                                    Amortized  Unrealized Unrealized     Fair
                                      Cost       Gains      Losses      Value
                                    ----------  ---------- ----------  ---------
Interest bearing deposits
    in other banks                 $591,000  $     --    $     --   $   591,000
Corporate debt obligations          100,068      1,022         237      100,853
U.S. Government obligations         410,257      2,146       1,142      411,261
                                 ----------   ----------   --------- ----------
                                 $1,101,325   $  3,168   $   1,379   $1,103,114
                                 ==========   ==========   ========= ==========

    As of December 31, 1998, investment securities mature in the following periods:


                                    Amortized
                                      Cost    Fair Value
                                 ----------   ----------
Due in one year or less          $  737,486   $738,655
Due in one-to-five years            244,887    248,037
                                 ----------   ----------
                                 $  982,373   $986,692
                                 ==========   ==========

NOTE 3 -      ACCRUED INTEREST RECEIVABLE

    As of December 31, 1998 and 1997, accrued interest receivable consisted of:


                                   1998         1997
                                 ----------   --------
Loans                            $169,111     $156,640
Investment securities              10,667       15,327
Interest-bearing deposits in
  other banks                       2,399        1,755
                                 --------     --------
                                 $182,177     $173,722
                                 ========     ========

NOTE 4 -      LOANS RECEIVABLE

    Commercial,   commercial   real   estate,   and   construction   loans  are
collateralized by real estate, equipment and receivables, and the loan-to-value ratios generally do not exceed 80% at origination. Residential real estate mortgage loans are collateralized by the related property, and the loan-to-value ratios generally do not exceed 80% at origination. Any residential real estate mortgage loan exceeding a loan-to-value ratio of 80% requires private mortgage insurance. The Bank also grants unsecured loans to qualified borrowers meeting the underwriting standards established by the Board of Directors.

    As of December 31, 1998 and 1997, loans receivable consisted of:


                                          1998          1997
                                      -----------   -----------
Mortgage loans secured by
  one-to-four family residences       $15,204,263   $15,419,628
Mortgage loans secured by second
  mortgages on residences                 212,907       336,801
Commercial real estate                  1,597,997       684,546
Consumer                                  483,672       673,024
Residential construction                1,934,922     1,981,373
Commercial                                280,317       349,467
                                      -----------   -----------
                                       19,714,078    19,444,840
Less:   Allowance for loan losses        (566,253)     (370,142)
        Deferred loan fees               (137,297)     (153,859)
                                      ------------  ------------
                                      $19,010,528   $18,920,839


    The Bank's real estate loans are primarily secured by real estate in the Baltimore/ Washington metropolitan area.

    As of December 31, 1998 and 1997, the Bank's recorded investment in impaired loans was $1,842,010 and $1,317,224, respectively. Valuation allowances of $218,000 were established in 1998 by a provision for loan losses. There have been no loans charged off against these allowances at December 31, 1998. There was no valuation allowance for the impaired loans at December 31, 1997 because the value of the collateral was greater than the carrying value of the loans. The average recorded investment in impaired loans during the years ended December 31, 1998 and 1997 was $1,629,826 and $1,298,553, respectively.

    Interest payments received on impaired loans are recorded as interest income unless collection of the remaining recorded investment is doubtful at which time payments received are recorded as reductions of principal.

    There were loans in process of $257,660 and $331,065 as of December 31, 1998 and 1997, respectively.

    Activity in the allowance for loan losses was summarized as follows:


                                               1998          1997        1996
                                            ---------    ---------    ---------
Balance, beginning of year                  $ 370,142    $ 366,662    $ 447,226
  Provision charged to operations             252,212       41,675      143,674
  Loans charged off and write-down of REO     (97,712)     (48,270)    (251,734)
  Recoveries                                   41,611       10,075       27,496
                                            ---------    ---------    ---------
Balance, end of year                        $ 566,253    $ 370,142    $ 366,662
                                            =========    =========    =========

    The Bank had $2,154,662 and $1,267,955 of loans as of December 31, 1998 and 1997, respectively, for which accrual of interest had been discontinued. If all loans were accruing interest, interest income would have been $151,604, $97,448 and $43,362 higher in the years ended December 31, 1998, 1997 and 1996, respectively. Actual interest income recognized on these loans was $50,430, $92,671 and $27,664, respectively.

    The continuing softness of the economy and the real estate market will continue to affect some borrower's ability to comply with the terms of their loan agreements. Under these circumstances, increases in nonperforming assets, credit losses and/or provisions for loan losses may occur.

NOTE 5 -      COMMERCIAL REAL ESTATE OWNED

    Prior to June 18, 1992, the Bank was a participant in a commercial loan secured by certain commercial real estate known as the Sheridan Station Shopping Center (Sheridan Station). The Bank owned a 61% interest in the loan and United Savings Bank (United), the lead lender, owned the remaining 39% interest.

    On July 30, 1990, United was declared insolvent by the Office of Thrift Supervision and its assets, including its 39% interest in Sheridan Station, were turned over to the Resolution Trust Corporation (RTC) for disposition. On June 18, 1992, the RTC and the Bank foreclosed on the property as a result of the borrowers' failure to pay in accordance with the applicable loan agreement. At that time, the Bank took its proportional 61% interest in Sheridan Station. On June 25, 1993, the Bank acquired the RTC's 39% interest in Sheridan Station for $174,890. As a result of this transaction, the Bank became the sole owner of the property.

    On June 1, 1998, Sheridan Station was sold to CKC, LLC for $1,200,000. In order to facilitate the sale, the Bank loaned CKC, LLC $1,125,000 which was guaranteed by the three members of the LLC. The Bank recognized a loss of $25,373 on this sale. The loan to CKC, LLC bears interest at 8 1/4% and has a 20-year amortization with a balloon payment for the remaining principal due on May 1, 2001. At December 31, 1998, the loan principal had been reduced to $1,113,669 and all required principal and interest payments had been made by the borrower.

    Prior to the sale, the center generated 1998 operating income of $78,908 and operating expenses $54,772 for pretax income of $24,136, which is included as other operating income in the accompanying consolidated statement of operations for the year ended December 31, 1998. During 1997, the center generated operating income of $253,531 and operating expenses of $101,887 for pretax income of $151,644. During 1996, the center generated operating income of $215,341 and operating expenses of $101,130 for a pretax profit of $114,211.

NOTE 6 -      PREMISES AND EQUIPMENT

    As of December 31, 1998 and 1997, premises and equipment consisted of:


                                    1998       1997
                                  --------   --------
Land                              $ 58,878   $ 58,878
Buildings and improvements         406,092    402,097
Furniture and equipment            396,257    364,144
                                  --------   --------
                                   861,227    825,119
Less:  accumulated depreciation    505,851    433,904
                                  --------   --------
                                  $355,376   $391,215

    Depreciation expense was $78,947, $60,115 and $58,535 for the years ended December 31, 1998, 1997 and 1996, respectively.

NOTE 7 -      DEPOSITS

    The aggregate amount of short-term jumbo CDs, each with a minimum denomination of $100,000, was approximately $1,966,737 and $2,045,722 in 1998 and 1997, respectively.

    At December 31, 1998, the scheduled maturities of CDs are as follows:


     1999                                        $12,128,785
     2000                                          2,711,598
     2001                                          2,353,314
     2002                                            226,545
     2003 and thereafter                           1,250,640
                                                ------------
                                                 $18,670,882

NOTE 8 -      BORROWED MONEY

    The Bank maintains an available line of credit with the Federal Home Loan Bank of Atlanta (FHLB) of $3,000,000. Under the terms of this line, the Bank has granted the FHLB a blanket lien on all residential mortgages. As of December 31, 1998 and 1997, advances under this agreement were $1,250,000 and $1,250,000, respectively. The advances outstanding as of December 31, 1998 mature on January 4, 1999. The loan had an effective interest rate of 5.64%, 6.50% and 6.95%, respectively, during the years ended December 31, 1998, 1997 and 1996.

    Other borrowed money consisted of a note payable to a bank in connection with the employee stock ownership plan which bore interest at 90% of the Bank's prime rate and was payable in annual installments of $9,000 per year through July 29, 1998.

NOTE 9 -      FINANCIAL INSTRUMENTS

    The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers.

    The estimated fair values of the Company's financial instruments were as follows as of December 31, 1998 and 1997:


                                               1998                    1997
                                  ------------------------------------------------
                                 Carrying                      Carrying
                                  Amount      Fair Value       Amount    Fair Value
Financial assets:
  Cash and cash equivalents    $ 4,240,249   $ 4,240,249   $ 1,262,948   $ 1,262,948
  Investment securities held
   to maturity                     982,373       986,692     1,101,325     1,103,114
  Secondary market funding
   receivable                    1,303,792     1,303,792     1,349,339     1,349,339
  Loans receivable              19,714,078    19,977,581    19,444,840    19,272,634
  Federal Home Loan Bank
   stock                           169,100       169,100       169,100       169,100
  Accrued interest receivable      182,177       182,177       173,722       173,722

Financial liabilities:
  Deposits                      25,101,327    25,352,482    23,651,900    23,811,012
  Federal Home Loan Bank
   Advances                      1,250,000     1,250,000     1,250,000     1,250,000
  Other borrowed money                  --            --         9,000         9,000

      The following methods and assumptions were used by the Company in estimating fair values of financial instruments as disclosed:

    CASH AND CASH EQUIVALENTS - The carrying amounts of cash and cash equivalents approximate their fair value.

    INVESTMENT SECURITIES HELD-TO-MATURITY - Fair values for investment securities are based on quoted market prices.

    LOANS RECEIVABLE - For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for real estate and commercial loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

    SECONDARY MARKET FUNDING RECEIVABLE - Carrying amount of secondary market funding receivables approximates their fair value, due to their pre-sell arrangements.

    DEPOSITS - The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The carrying amounts of variable-rate, fixed-term money market accounts and variable-rate certificates of deposit (CDs) approximate their fair values at the reporting date. The fair values of fixed rate certificates of deposit are estimated using cash flow analyses, using interest rates currently being offered.

    BORROWED MONEY - The carrying amounts of advances from the Federal Home Loan Bank and other borrowed money approximate their fair values.

    OTHER - The carrying amounts of accrued interest receivable approximates fair value.

NOTE 10 -     RELATED PARTY TRANSACTIONS

    In the normal course of business, loans are made to officers, directors and shareholders of the Company and their related interests. These loans are
consistent  with  sound  banking   practices,   are  within  regulatory  lending
limitations and do not involve more than normal risk of collectibility.

     The following table summarizes the transactions in these loans for the years ended December 31, 1998, 1997 and 1996, respectively.


                                 1998        1997         1996
                             ---------    ---------    ---------
Balance, beginning of year   $ 441,838    $ 564,405    $ 649,993
New loans                      149,849      157,995         --
Repayments                    (109,392)    (280,562)     (85,588)
                             ---------    ---------    ---------
Balance, end of year         $ 482,295    $ 441,838    $ 564,405
                             =========    =========    ==========

NOTE 11 -     EMPLOYEE STOCK OWNERSHIP PLAN

    The Company has established an employee stock ownership plan. Under the plan, the Company makes annual contributions to a trust for the benefit of eligible employees, in the form of either cash or common shares of the Company. The amount of the annual contribution is discretionary, except that it must be sufficient to enable the trust to meet its current obligations. The Bank's cash contribution for the years ended December 31, 1998, 1997 and 1996 was $9,000, $9,000 and $12,489, respectively.

    In 1988, the trust borrowed $90,000 to purchase 11,250 shares of the Company's common stock at a price of $8.00 per share. The outstanding balance of the loan was recorded in the accompanying consolidated balance sheets as a liability of the Company with a like amount of deferred compensation being recorded as a reduction in stockholders' equity. The final loan installment was paid in 1998.

    In 1997, the Company advanced funds to the employee stock ownership plan to purchase 1,836 shares of its common stock at a price of $10 per share from existing stockholders. This loan to the plan in the amount of $18,360 has been recorded as a reduction in stockholders equity.


NOTE 12 -     STOCK OPTION PLAN

    Pursuant to a fixed stock option plan established in 1989, 11,287 shares of common stock are reserved for issuance upon the exercise of options granted to officers, employees and directors of the Company. Under the plan, options are granted on a discretionary basis by a committee of the Board of Directors. The option price, established at the time of grant by the committee, cannot be less than the market price of the shares at the date of the grant.
Options expire ten years from the date of the grant.

    The following table summarizes the activity of the stock option plan:

                                                    1998      1997      1996
                                                   ------    -----     -----
Options outstanding, beginning of year              7,700    8,000     4,500
Options granted exercise price of $8.50 a share      --       --       3,500
Options exercised                                    --       --        --
Options canceled                                     --       (300)     --
                                                   ------   ------    ------
Options outstanding and exercisable, end of year    7,700    7,700     8,000
                                                   ======   ======    ======

      The weighted average remaining contractual life and weighted average exercise price of outstanding and exercisable options at December 31, 1998 is
6.05 years and $9.06, respectively.

    Beginning in 1996, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:

Annual rate of quarterly dividends   0%
Expected volatility                  0%
Risk-free interest rate              4.81%

     The Company applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its plan. Had compensation cost for the Company's stock option plan been determined based on the fair value at the grant date for the award under that plan in 1996 consistent with the method under Statement of Financial Accounting Standards No. 123, the Company's net loss and loss per share would have increased to the pro forma amounts indicated below:

                             Loss per
                Net Loss       Share
As reported   $(336,248)   $  (3.43)
Pro forma      (378,568)      (3.54)

NOTE 13 -     RETAINED EARNINGS

    Upon its conversion to a stock institution, the Bank set aside its retained earnings totaling $829,965, for future payments to savings account holders in the event of future liquidation. In the event of future liquidation, a person who held an account as of December 31, 1987, and remains an account holder through the liquidation date, will receive a distribution from this reserve. The amount of the reserve is reduced proportionately as eligible accounts are closed. As of December 31, 1998, approximately $51,189 remained set aside.

NOTE 14 -     FEES ON LOANS ORIGINATED FOR OTHERS

    Fees on loans originated for others consisted of:

                                   1998         1997        1996
                                ---------     --------    ---------
Fee income                      $ 895,911    $ 367,269    $ 154,728
Less:  Commissions paid to
       Bank employees            (373,231)    (112,452)     (36,574)
        Related payroll taxes     (27,355)      (8,876)      (2,975)
                                ---------    ---------    ---------
                                $ 495,325    $ 245,941    $ 115,179
                                =========    =========    =========

NOTE 15 -     OTHER OPERATING INCOME

    Other operating income consisted of:


                                       1998       1997       1996
                                    --------   --------   --------
Customer service fees               $ 99,313   $222,912   $127,253
Net earnings from operation of
commercial real estate owned          24,136    151,644    114,211
Profit on sale of portfolio loans     13,493       --         --
Gain on sale of real estate owned       --         --       31,095
                                    --------   --------   --------
                                    $136,942   $374,556   $272,559
                                    ========   ========   ========

NOTE 16 -     OTHER OPERATING EXPENSES

    Other operating expenses consisted of:


                                             1998       1997      1996
                                          ---------  --------   --------
Professional fees                         $ 74,112   $ 96,481   $208,408
Insurance expense                           51,961     62,917    231,171
Data processing                             61,034     28,696     59,551
Supplies, postage and office expense       122,939     63,735    116,069
Occupancy expense                           64,993    124,952     84,638
Provision for loss on real estate owned     60,742     41,364       --
Other                                      278,658    365,663    236,855
                                          --------   --------   --------
                                          $714,439   $783,808   $936,692
                                          ========   ========   ========

    The Economic Growth and Regulatory Paperwork Reduction Act of 1996 was signed into law on September 30, 1996. One major provision of the act was that institutions such as the Bank, with deposits insured by the Federal Deposit Insurance Corporation's Savings Association Insurance Fund (SAIF), were assessed a one time charge to recapitalize the SAIF. Subsequent regulations established the amount of this assessment at .675% of the institution's insured deposits as of March 31, 1995. The law also provided that the assessment would be deductible for tax purposes in the year it was paid. The Bank paid its one-time assessment in the amount of $138,941 in November 1996, which was charged to insurance expense.

NOTE 17 -     INCOME TAXES

    The income tax expense (benefit) in the accompanying consolidated statements of operations consists of:


               1998        1997        1996
             --------   ---------   ---------
Current:
   Federal   $   --     $ (9,852)   $(85,519)
   State        2,180     10,692      (1,261)

Deferred:
   Federal     34,920      2,825      16,591
   State        7,730        625       4,717
             --------   --------    --------
             $ 44,830   $  4,290    $(65,472)
             ========   ========    =========

    The reconciliation of the statutory tax to the effective tax is as follows:


                                       1998         1997        1996
                                    ---------    ---------    ----------
Statutory tax                       $ (77,729)   $   7,711    $(146,785)
State tax, net of federal benefit       6,540        7,469        2,281
Net operating loss limitations         25,254       (3,150)      94,038
Temporary differences not likely       90,765         --           --
to reverse
Other                                    --         (7,740)     (15,006)
                                    ---------    ---------    ---------
                                    $  44,830    $   4,290    $ (65,472)
                                    =========    =========    =========

    Deferred   income  taxes   reflect  the  net  tax  effects  of  temporary
differences between the financial statement and tax basis of assets and liabilities. The significant components of the Company's deferred tax assets and liabilities as of December 31, 1998 and 1997 were as follows:


                                                  1998          1997
                                               --------       --------
Deferred tax assets:
  Reserve for loan losses                      $119,094       $ 51,970
  Deferred loan fees and costs                   18,769         68,511
  Net operating losses                           58,305        126,988
  Depreciation                                  213,175              -
  Other                                           6,786          8,903
                                               --------       --------

Total deferred tax assets                       416,129        256,372

Deferred tax liabilities:
  Depreciation                                        -        (65,972)
                                             ----------       ---------

Net deferred tax asset                          416,129        190,400
Valuation allowance                             300,229         31,850
                                               --------       --------
                                               $115,900       $158,550
                                             ==========       ========


    As of December 31, 1998, the Company's deferred tax asset has been reduced by a valuation allowance. The Company has not recorded the effect of tax benefits from loss carryforwards which approximate $165,500 at December 31, 1998. Unused tax basis net operating loss carryforwards total approximately $580,000 at December 31, 1998. These carryforwards will expire in 2013.

    Retained earnings at December 31, 1998 and 1997, include approximately $293,000 for which no deferred income tax liability has been recognized. This amount represents an allocation of income to bad-debt deductions for tax purposes only. Reduction of amounts so allocated for purposes other than tax bad-debt losses or adjustments arising from carryback of net operating losses would create income for tax purposes only, which would be subject to the then current corporate income tax rate. The unrecorded deferred income tax liability on the above amount is approximately $113,000.

NOTE 18 -     COMMITMENTS AND CONTINGENCIES

    LENDING ACTIVITY
    In the normal course of business, the Bank makes various commitments and incurs certain contingent liabilities that are not presented in the accompanying consolidated financial statements. The commitments and contingent liabilities include various guarantees, commitments to extend credit and standby letters of credit. As of December 31, 1998, the Bank had undisbursed loan commitments other than construction loans in process, stand-by letters of credit and commitments under lines of credit as follows:


Undisbursed loan commitments                  $221,850
Stand-by letters of credit                      18,673
Commitments under lines of credit              539,111
                                              --------
                                              $779,634
                                              ========

    EMPLOYMENT CONTRACTS
    Effective February 13, 1996, the Company entered into an employment agreement with its President. The agreement, which expires February 12, 1999, provides for a base salary and annual discretionary bonuses to be determined by the Board of Directors. This agreement also provides for a payment of approximately three times the President's base pay in the event his employment is terminated within twenty-four months of a change in control of the Company's ownership.

    LITIGATION
    The Company is involved in litigation arising from the normal course of operations. Management, after consultation with legal counsel, believes that the ultimate liability, if any, arising from these claims will not be material to the consolidated results of operations or financial position of the Company.

NOTE 19 -     REGULATORY MATTERS

    The  Bank  is  subject  to  various   regulatory   capital   requirements
administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

    Quantitative   measures  established  by  regulation  to  ensure  capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined). Management believes, as of December 31, 1998, that the Bank meets all capital adequacy requirements to which it is subject.

    As of December 31, 1998, the most recent notification from the Office of Thrift Supervision (OTS) categorized the Bank as adequately capitalized under the regulatory framework for prompt corrective action. To be categorized as adequately capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. The Bank holds seven foreclosed residential properties with a carrying value of $946,529 which will have been held for five years in April and May 1999, depending upon the property. Under OTS regulations, these properties would not be included in capital at that time and the Bank would not be adequately capitalized. However, on March 29, 1999, the OTS granted an extension of the holding period for inclusion of these properties in capital until March 31, 2000.

    The Bank's actual capital amounts and ratios are also presented in the table.


                                                                                              To be Well
                                                                                          Capitalized Under
                                                                       For Capital        Prompt Corrective
                                                     Actual          Adequacy Purposes    Action Provisions
                                             -------------------    ------------------  -------------------
                                               Amount      Ratio     Amount    Ratio      Amount     Ratio
                                             ----------    -----   ----------  -----     ----------  -----
As of December 31, 1998:
------------------------
  Total Capital (to Risk Weighted Assets)    $1,549,629    9.02%   $1,374,480   8%       $1,718,100   10%
  Tier I Capital (to Risk Weighted Assets)    1,547,064    9.00%      687,240   4%        1,030,860    6%
  Tier I Capital (to Average Assets)          1,547,064    5.54%    1,116,025   4%        1,395,032    5%
As of December 31, 1997
-----------------------
  Total Capital (to Risk Weighted Assets)     1,825,952   10.04%    1,454,800   8%        1,818,500   10%
  Tier I Capital (to Risk Weighted Assets)    1,811,017    9.96%      727,400   4%        1,091,100    6%
  Tier I Capital (to Average Assets)          1,811,017    6.79%    1,067,005   4%        1,333,757    5%

NOTE 20 -     ACCOUNTING PRONOUNCEMENTS WITH FUTURE EFFECTIVE DATES

    Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, was issued by the Financial Accounting Standards Board in June 1998. This statement, which is effective for all fiscal quarters of fiscal years beginning after June 15, 1999, requires that all derivative financial instruments be recognized as either assets or liabilities in the statement of financial condition and be measured at fair value. Changes in fair value of derivatives are to be recorded in earnings or as a component of other comprehensive income depending upon the nature of the associated hedge. For derivatives not designated as hedging instruments, gains and losses are to be recognized in earnings in the period of change. In management's opinion, implementation of this statement will not have a material effect on the Bank's financial condition or results of operations.

NOTE 21 -     CONTINGENCY RELATED TO THE YEAR 2000 ISSUE

    Like most financial institutions, the Company's principal subsidiary relies extensively on computers in conducting its business. It has been widely reported that many computer programs currently in use were designed without adequately considering the impact of the upcoming change in century on their date codes. If these design flaws are not corrected, these computer applications may malfunction in the year 2000. The Bank generally relies on outside vendors for its most critical data processing services. These vendors have advised the Bank that they are actively addressing the year 2000 issue and do not expect that any required solutions will require material additional investments by the Bank.

NOTE 22 -     POTENTIAL ACQUISITION

    On October 16, 1998, the Company entered into an agreement to be acquired by United Payors & United Providers, Inc. ("UP&UP"), a Delaware corporation specializing in contracting with health care providers that agree to provide services to its payor clients on a discounted basis. Under the Articles of Merger, the Company would be merged with a wholly-owned subsidiary of Up & Up with the Company being the surviving entity. This transaction would be accounted for utilizing the purchase method of accounting with the purchase adjustments pushed down to the Company's books resulting in the recording of the Company's assets and liabilities at fair value as of the acquisition date. Stockholders of the Company would receive a per share cash purchase price based on an aggregate purchase price of $2,500,000 less the aggregate dollar amount to be paid to holders of outstanding options to purchase the Company's common stock. This agreement was subject to a number of conditions including the affirmative vote of at least two-thirds of the Company's stockholders and approval by the Office of Thrift Supervision, and would terminate under certain circumstances if the acquisition is not consummated by June 30, 1999. A special stockholders meeting was held on March 19, 1999, at which time the Company received the necessary affirmative vote of its stockholders.

NOTE 23 -     SUBSEQUENT EVENT

    On August 31, 1999, UP&UP completed the acquisition of the Company under the terms and conditions described above.

                          INDEPENDENT AUDITOR'S REPORT


To the Stockholders of
Quantum Financial Holdings, Inc.


    We have audited the accompanying consolidated balance sheets of Quantum Financial Holdings, Inc. and subsidiary as of December 31, 1998 and 1997, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the three years ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Quantum Financial Holdings, Inc. and subsidiary as of December 31, 1998 and 1997, and the results of their operations and their cash flows for the three years ended December 31, 1998, in conformity with generally accepted accounting principles.

                                    Wooden & Benson



March 4, 1999, except for the third paragraph of Note 19 and Note 22, as to which the date is March 29, 1999 and Note
23 as to which the date is November 5,1999
Baltimore, Maryland

                     QUANTUM FINANCIAL HOLDINGS, INC. AND SUBSIDIARY
                      UNAUDITED CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1999


                                           June 30,
                                             1999
                                         -----------
                            ASSETS
Cash and due from banks                  $   691,766
Federal funds sold                         3,951,884
                                         -----------
Total cash and cash equivalents            4,643,650

Investment securities held to maturity       983,050
Accrued interest receivable                  112,979
Secondary market funding receivable        1,206,542
Loans receivable                          18,077,724
Residential real estate owned              1,544,420
Commercial real estate owned                 121,891
Federal Home Loan Bank stock                 146,700
Premises and equipment                       341,579
Other assets                                 660,880
                                         -----------
                  Total assets           $27,839,415
                                         ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
    Savings and NOW deposits             $  6,722,241
    Other time deposits                    19,412,076
                                         ------------
Total deposits                             26,134,317
Accrued expenses and other liabilities        331,772
                                         ------------
            Total liabilities              26,466,089

Commitments and contingencies
Stockholders' equity
    Common stock, par value $.01 per
    share; 5,000,000 shares authorized,
    106,924 shares issued and
    outstanding                                 1,069
    Additional paid-in capital                700,205
    Retained earnings                         690,412
    Deferred compensation                     (18,360)
                                         -------------

Total stockholders' equity                  1,373,326
                                         -------------

Total liabilities and stockholders'
    equity                               $ 27,839,415
                                         ============

   The accompanying notes are an integral part of these financial statements

                QUANTUM FINANCIAL HOLDINGS, INC. AND SUBSIDIARY
                 UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
                FOR THE SIX MONTHS ENDED JUNE 30, 1999 AND 1998


                                                       June 30,      June 30,
                                                        1999           1998
                                                     ----------    -----------
Interest Income
       Interest and fees on loans                    $  762,660    $  850,915
       Interest on investment securities                 74,462       130,665
       Interest on federal funds sold                   100,369        26,559
                                                     ----------    ----------
Total interest income                                   937,491     1,008,139

Interest Expense
       Interest on deposits                             651,440       621,600
       Other interest expense                             2,398        35,905
                                                     ----------    ----------
Total interest expense                                  653,838       657,505

Net interest income                                     283,653       350,634
Provision for loan losses                                 2,259        15,748
                                                     ----------    ----------
Net interest income after provision
       for loan losses                                  281,394       334,886

Other Income
       Fees on loans originated for others, net of
            related commissions and payroll taxes       211,003       263,424
       Other operating income                            43,343       130,290
                                                     ----------    ----------
Total other income                                      254,346       393,714

General and Administrative Expenses
       Salaries, benefits and payroll taxes             343,151       270,647
       Other operating expenses                         361,004       381,552
                                                     ----------    ----------
Total general and administrative expenses               704,155       652,199
                                                     ----------    ----------

Income (loss) before income taxes                      (168,415)       76,401
Income tax expense (benefit)                             33,683        36,047
                                                     ----------    ----------

Net income (loss)                                    $ (202,098)   $   40,354
                                                     ==========    ==========

   The accompanying notes are an integral part of these financial statements.

                 QUANTUM FINANCIAL HOLDINGS, INC. AND SUBSIDIARY
                 UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
                FOR THE SIX MONTHS ENDED JUNE 30, 1999 AND 1998


                                                 June 30,         June 30,
                                                  1999             1998
                                              -------------   -------------
Cash Flows From Operating Activities
------------------------------------
   Net income (loss)                          $   (202,098)   $     40,354
   Adjustments to reconcile net income
   (loss) to net cash provided by (used in)
   operating activities:
-------------------------------------------
   Provision for loan losses                         2,259          15,748
   Loan fees deferred, net of costs                 10,628          57,803
   Amortization of deferred loan fees              (16,186)        (36,387)
   Depreciation                                     43,664          33,674
   Decrease in accrued interest receivable          69,198          26,728
   Origination of loans sold on secondary
    market                                      (9,065,662)     (9,955,962)
   Proceeds from sale of loans on the
    secondary market                             9,162,911      10,370,889
   Loss on sale of real estate owned                  --            26,656
   Decrease (increase) in other assets            (260,121)        171,173
   Increase in accrued expenses
       and other liabilities                       200,875           9,244
                                              ------------    ------------
Net cash provided by (used in) operating
 activities                                        (54,532)        759,920

Cash Flows From Investing Activities
------------------------------------
   Proceeds from maturing investment
    securities                                      99,000          82,000
   Purchases of investment securities             (100,000)           --
   Redemption of FHLB stock                         22,400            --
   Decrease (increase) in loans, net               714,465      (1,997,551)
   Purchase of premises and equipment              (60,922)        (30,058)
   Proceeds from sale of real estate owned            --         1,207,889
                                              ------------    ------------
Net cash provided by (used in) investing
activities                                         674,943        (737,720)

Cash Flows From Financing Activities
------------------------------------
   Increase in deposits, net                     1,032,990       1,702,421
   Repayment of FHLB advances                   (1,250,000)           --
                                              ------------    ------------
Net cash provided by (used in) financing
 activities                                       (217,010)      1,702,421
                                              ------------    ------------

Increase in cash and cash equivalents              403,401       1,724,621

Cash and cash equivalents, beginning
 of period                                       4,240,249       1,262,948
                                              ------------    ------------
Cash and cash equivalents, end of period      $  4,643,650    $  2,987,569
                                              ============    ============

   The accompanying notes are an integral part of these financial statements

                 QUANTUM FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 1 -     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The accompanying consolidated financial statements include the accounts of Quantum Financial Holdings, Inc., and its wholly-owned subsidiary (together "the Company"), Baltimore American Savings Bank, FSB ("the Bank"). All material intercompany amounts have been eliminated.

NOTE 2 - UNAUDITED INFORMATION

    The consolidated financial statements for the nine months ended September 30, 1999 and 1998 have not been audited but, in the opinion of management, include all adjustments (consisting only of normal recurring accruals) necessary to present fairly the information set forth therein. The results of operations for the nine months ended September 30, 1999 are not necessarily indicative of the results to be expected for the full year or in the future.

NOTE 3  -REGULATORY MATTERS

    As of December 31, 1998, the most recent notification from the Office of Thrift Supervision (OTS) categorized the Bank as adequately capitalized under the regulatory framework for prompt corrective action. To be categorized as adequately capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios. As of June 30, 1999, the Bank holds seven foreclosed residential properties with a carrying value of $946,529 which have been held for five years. Under OTS regulations, these properties would not be included in capital and the Bank would not be adequately capitalized. However, on March 29, 1999, the OTS granted an extension of the holding period for inclusion of these properties in capital until March 31, 2000.

NOTE 4 - SUBSEQUENT EVENT - ACQUISITION

    On August 31, 1999, United Payors & United Providers, Inc. acquired the Company for a purchase price of approximately $2.5 million in cash.

(b)  Pro Forma Consolidated Financial Information

                     UNITED PAYORS & UNITED PROVIDERS, INC.

                       PRO FORMA CONSOLIDATED INFORMATION
                                   (Unaudited)

1.   INTRODUCTION

    The following unaudited pro forma consolidated financial statements are based on the historical consolidated financial statements of United Payors & United Providers, Inc. (the "Company") and the historical consolidated results of operations of Quantum Financial Holdings, Inc. and its subsidiary, Baltimore American Savings Bank, FSB ("Quantum"). The unaudited pro forma adjustments are based upon available information and certain assumptions that management of the Company believes are reasonable. These pro forma financial statements have been prepared to illustrate the effects of the consummation of the acquisition of Quantum by the Company. The pro forma financial information and accompanying notes thereto should be read in conjunction with the historical consolidated financial statements of the Company included in the Company's Annual Report on Form 10-K and other information contained in this Form 8-K/A, including the historical consolidated financial statements of Quantum.

    The unaudited Pro Forma Consolidated Balance Sheet as of June 30, 1999 presents, on a pro forma basis, the consolidated balance sheet of the Company and Quantum assuming that the acquisition of Quantum had been consummated on June 30, 1999.

    The Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 1999 presents, on a pro forma basis, the consolidated results of operations of the Company and Quantum assuming that the acquisition of Quantum had been consummated on January 1, 1999.

    The Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1998 presents, on a pro forma basis, the consolidated results of operations of the Company and Quantum assuming that the acquisition of Quantum had been consummated on January 1, 1998.

    The unaudited pro forma condensed financial statements do not purport to be indicative of what the Company's consolidated financial position or consolidated results of operations would actually have been had the acquisition been completed on such dates, or to project the Company's consolidated financial position for any future period or the Company's consolidated results of operations for any future period.

ITEM 7.  Financial Statements and Exhibits
(b) Pro Forma Consolidated Financial Information

                     UNITED PAYORS & UNITED PROVIDERS, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 1999

                                           United Payors         Quantum
                             ASSETS         & United             Financial           Pro Forma         Pro Forma
                                            Providers          Holidngs, Inc.      Adjustments       Consolidated
                                           ------------        --------------      ------------      ------------
HEALTH CARE SERVICES
Current Assets
    Cash and cash equivalents               $39,821,549         $        --         $(3,016,055) (a)  $ 36,805,494
    Short-term investments                    5,973,865                  --                  --          5,973,865
    Accounts receivable                      25,441,723                  --                  --         25,441,723
    Other current assets                      2,649,858                  --                  --          2,649,858
                                           ------------         -----------         -----------       -----------
       Total current assets                  73,886,995                  --          (3,016,055)        70,870,940
                                           ------------         -----------         -----------       -----------

Fixed assets, net                             4,383,474                  --                  --          4,383,474
Advances to contracting providers, net       31,714,530                  --                  --         31,714,530
Intangible and other assets, net             42,740,962                  --                  --         42,740,962
                                           ------------         -----------         -----------       ------------
       Total assets HEALTH CARE SERVICES    152,725,961                  --          (3,016,055)       149,709,906
                                           ------------         -----------         -----------       -----------

FINANCIAL SERVICES
Cash and cash equivalents                            --           4,643,650                  --          4,643,650
Investment securities                                --           1,129,750                  --          1,129,750
Secondary market funding receivable                  --           1,206,542                  --          1,206,542
Loans receivable, net                                --          18,077,724          (2,200,000) (b)    15,877,724
Real estate owned, net                               --           1,666,311          (1,150,000) (c)       516,311
Intangible and other assets                          --           1,115,438           6,761,585  (d)     7,877,023
                                          --------------       -------------       -------------     -------------
       Total assets - FINANCIAL SERVICES             --          27,839,415           3,411,585         31,251,000
                                          --------------       -------------       -------------     -------------
       Total assets                       $ 152,725,961         $27,839,415         $   395,530       $180,960,906
                                          ==============       =============       =============     =============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
HEALTH CARE SERVICES
Current liabilities:
Accounts payable and accrued
  expenses                                $   9,783,512         $        --        $         --      $   9,783,512
Income and other taxes payable                2,224,557                  --                  --          2,224,557
Notes payable and capital leases,
  current portion                             5,521,195                  --                  --          5,521,195
                                          -------------         ------------       -------------     ------------
   Total current liabilities                 17,529,264                  --                  --         17,529,264
                                          -------------         ------------       -------------     ------------

Non-current accrued expenses                  1,003,333                  --                  --          1,003,333
Notes payable and capital leases,
  less current portion                       14,522,738                  --                  --         14,522,738
                                          -------------        -------------       -------------     -------------
       Total liabilities -
       HEALTH CARE SERVICES                  33,055,335                  --                  --         33,055,335
                                          -------------        -------------       -------------     -------------

FINANCIAL SERVICES
Savings and NOW deposits                             --           6,722,241                  --          6,722,241
Other time deposits                                  --          19,412,076                  --         19,412,076
                                          -------------        -------------       -------------     -------------
       Total deposits                                --          26,134,317                  --         26,134,317
                                          -------------        -------------       -------------     -------------
Other liabilities                                    --             331,772           1,768,856  (e)     2,100,628
                                          -------------        -------------       -------------     -------------
       Total liabilities -
       FINANCIAL SERVICES                            --          26,466,089           1,768,856         28,234,945
                                          --------------       -------------       -------------     -------------
       Total liabilities                     33,055,335          26,466,089           1,768,856         61,290,280
                                          -------------        -------------       -------------     -------------

Stockholders' equity:
    Convertible preferred stock,
       $0.01 par value, 5,000,000 shares
       authorized, none issued and
       outstanding
    Common stock, $0.01 par value,
       35,000,000 shares authorized,
       19,025,031 shares issued at
       June 30, 1999                            190,250               1,069              (1,069) (f)        190,250
    Additional paid-in capital               63,485,962             700,205             (700,205)(f)     63,485,962
    Retained earnings                        56,596,364             690,412             (690,412)(f)     56,596,364
    Deferred compensation                      (601,950)            (18,360)              18,360 (f)       (601,950)
                                          -------------        -------------       -------------     -------------
     Total stockholders' equity             119,670,626           1,373,326           (1,373,326)       119,670,626
                                          -------------        -------------       -------------     -------------
     Total liabilities and
     stockholders' equity                 $ 152,725,961        $ 27,839,415       $      395,530     $  180,960,906
                                          =============        =============      ==============     ===============

                             See accmpnaying notes

                     UNITED PAYORS & UNITED PROVIDERS, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1999



                                           United Payors         Quantum
                                            & United             Financial           Pro Forma         Pro Forma
                                            Providers          Holidngs, Inc.      Adjustments           Combined
                                           ------------        --------------      ------------      -------------
Revenue
  Provider network revenue                $ 21,277,709         $          --       $         --      $  21,277,709
  Medical management
   outsourcing services                      5,876,190                    --                 --          5,876,190
                                          ------------         --------------      ------------      -------------
      Total revenue                         27,153,899                    --                 --         27,153,899
                                          -------------        --------------      ------------      -------------

Operating expenses:
  Direct contract expenses                  12,982,056                    --                 --        12,982,056
  General and administrative                 2,509,554                    --                 --         2,509,554
  Depreciation and amortization              1,032,673                    --                 --         1,032,673
                                          ------------         --------------      -------------     ------------
      Total operating expenses:             16,524,283                    --                 --        16,524,283
                                           -----------         --------------      -------------     ------------

Other income, net of interest expense          213,877                    --           (120,642) (g)       93,235
                                          ------------         --------------       ------------     -------------

Income before income taxes -
HEALTH CARE SERVICES                        10,843,493                    --           (120,642)        10,722,851
                                          ------------         --------------      -------------     -------------

FINANCIAL SERVICES
Interest income                                     --               937,491                 --            937,491
Interest expense                                    --               653,838                 --            653,838
                                          ------------         --------------      -------------     -------------
       Net interest income                          --               283,653                 --            283,653

Provision for loan losses                           --                 2,259                 --              2,259
                                          ------------         --------------      -------------     -------------
       Net interest income
       after provision for loan losses              --               281,394                 --            281,394
                                          ------------         -------------       ------------      -------------

Other income                                        --               254,346                 --            254,346
                                          ------------         -------------       ------------      -------------

General and administrative expenses                 --               704,155                 --            704,155
                                          ------------         --------------      ------------      --------------
Amortization of goodwill                            --                    --             99,459  (h)        99,459
                                          ------------         --------------      ------------      -------------
       Income (loss) before
       income taxes -
       FINANCIAL SERVICES                           --              (168,415)           (99,459)          (267,874)
                                          ------------         --------------      -------------    --------------

TOTAL COMPANY
       Income (loss) before
       income taxes                         10,843,493              (168,415)          (220,101)        10,454,977
       Income tax provision
       (benefit)                             4,337,000                33,683           (188,683) (i)     4,182,000
                                          ------------         --------------      ------------      -------------

Net income (loss)                         $  6,506,493         $    (202,098)      $    (31,418)     $   6,272,977
                                          ============         ==============      =============     =============

Net income per share - basic              $       0.35                                               $       0.34
                                          ============         =============       =============     =============

Weighted average shares
 outstanding - basic                        18,534,000                                                 18,534,000
                                          ============                                                ============

Net income per share
 - diluted                                $       0.34                                               $       0.33
                                          ============                                               =============

Weighted average shares
 outstanding - diluted                      19,237,000                                                 19,237,000
                                          ============                                               =============

                             See accompanying notes

                     UNITED PAYORS & UNITED PROVIDERS, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1998



                                           United Payors         Quantum
                                            & United             Financial           Pro Forma         Pro Forma
                                            Providers          Holidngs, Inc.      Adjustments       Combined
                                           ------------        --------------      ------------      -------------
Revenue
  Provider network revenue                $ 57,951,926         $          --       $         --      $  57,951,926
  Medical management
   outsourcing services                     20,497,393                    --                 --         20,497,393
                                          ------------         --------------      ------------      -------------
      Total revenue                         78,449,319                    --                 --         78,449,319
                                          -------------        --------------      ------------      -------------

Operating expenses:
  Direct contract expenses                  33,524,429                    --                 --         33,524,429
  General and administrative                 8,364,594                    --                 --          8,364,594
  Depreciation and amortization              4,028,416                    --                 --          4,028,416
                                          ------------         --------------      -------------     -------------
      Total operating expenses:             45,917,439                    --                 --         45,917,439
                                           -----------         --------------      -------------     -------------

Other income, net of interest expense          729,270                    --           (241,284) (g)       487,986
                                          ------------         --------------       ------------     -------------

Income before income taxes -
HEALTH CARE SERVICES                        33,261,150                    --           (241,284)        33,019,866
                                          ------------         --------------      -------------     -------------

FINANCIAL SERVICES
Interest income                                     --             2,015,442                 --          2,015,442
Interest expense                                    --             1,316,975                 --          1,316,975
                                          ------------         --------------      -------------     -------------
       Net interest income                          --               698,467                 --            698,467

Provision for loan losses                           --               252,212                 --            252,212
                                          ------------         --------------      -------------     -------------
       Net interest income
       after provision for loan losses              --               446,255                 --            446,255
                                          ------------         -------------       ------------      -------------

Other income                                        --               632,267                 --            632,267
                                          ------------         -------------       ------------      -------------

General and administrative expenses                 --             1,307,136                 --          1,307,136
                                          ------------         --------------      ------------      -------------
Amortization of goodwill                            --                    --           (198,918) (h)       198,918
                                          ------------         --------------      ------------      -------------
       Income (loss) before
       income taxes -
       FINANCIAL SERVICES                           --              (228,614)          (198,918)          (427,532)
                                          ------------         --------------      -------------    --------------

TOTAL COMPANY
       Income (loss) before
       income taxes                         33,261,150              (228,614)          (440,202)        32,592,334
       Income tax provision
       (benefit)                            13,682,000                44,830           (319,830) (i)    13,407,000
                                          ------------         --------------      ------------      -------------

Net income (loss)                         $ 19,579,150         $    (273,444)      $    (120,372)     $ 19,185,334
                                          ============         ==============      =============     =============

Net income per share - basic              $       1.15                                               $       1.12
                                          ============         =============       =============     =============

Weighted average shares
 outstanding - basic                        17,065,000                                                  17,065,000
                                          ============                                                ============

Net income per share
 - diluted                                $       1.09                                               $       1.07
                                          ============                                               =============

Weighted average shares
 outstanding - diluted                      17,981,000                                                 17,981,000
                                          ============                                               =============

                             See accompanying notes

                     UNITED PAYORS & UNITED PROVIDERS, INC.

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


(a) Adjustment reflects the payment of the purchase price and acquisition expenses.

(b) Adjustment reflects the write down of loans receivable (see Note 1 below).

(c) Adjustment reflects the write down of real estate owned (see Note 1 below).

(d) Adjustment reflects the following:

Write-off of Quantum deferred taxes at June 30, 1999       $  (102,579)
Provision for the disposal of fixed assets of Quantum         (160,000)
Write-off of various unrealizable assets                      (450,000)
Excess of cash paid ($3,016,055) and liabilities
 assumed ($2,951,489) over fair value of assets acquired     5,967,544
Deferred taxes on differences between the fair value
 and the tax bases of assets and liabilities acquired        1,506,800
                                                           -----------

                                                           $ 6,761,585

(e) Adjustment reflects the accrual of costs related to the acquisition including severance and transition costs of certain Quantum employees, acquisition costs, the estimated costs of disposal of loans and real estate owned, and the deferral of interest expense on over market rates certificates of deposits.

(f) Adjustment to eliminate the capital and retained earnings of Quantum over 20 years.

(g) Adjustment to reflect the reduction of interest income as a result of payment of the purchase price and acquisition costs.

(h) Adjustment to reflect the amortization of goodwill arising from the acquisition of Quantum.

(i) Adjustment to reflect income tax effect of adjustments relating to the acquisition and to reflect the inclusion of the taxable loss of Quantum in the Company's consolidated income tax provision.

Note 1- In determining the fair value of the loans receivable and real estate owned new management has taken a divergent valuation approach of these assets from that of prior management. New management has undertaken a disposition program for the assets and has valued the assets at values which it believes reflect the amounts that will be realized upon the disposition of the assets.

Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the incorporation by reference in the registration statements of United Payors & United Providers, Inc. on Form S-8 (File No. 333-48321 and 333-48323) of our report dated March 4, 1999 except for the third paragraph of
Note 19 and Note 22, as to which the date is March 29, 1999 and Note 23 as to which the date is November 5, 1999, on our audits of the consolidated financial statements of Quantum Financial Holdings, Inc. and Subsidiary as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997 and 1996, which report is included in the United Payors & United Providers, Inc. Report on Form 8-K/A.


                           /s/   Wooden & Benson
                           ---------------------
                                 Wooden & Benson





Baltimore, MD
November 5, 1999